UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

ONCOTHYREON INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 8, 2015, Oncothyreon Inc. (the “Company”) announced updated data from the company’s ongoing trials of ONT-380, an orally active, reversible and selective small-molecule HER2 inhibitor being developed for the treatment of HER2-positive metastatic breast cancer. The Company announced data from a Phase 1b trial of ONT-380 in combination with Kadcyla® (ado-trastuzumab emtansine or T-DM1) in patients who have previously failed treatment with Herceptin® (trastuzumab) and a taxane for HER2-positive breast cancer. The data demonstrate an overall response rate of 41% and a clinical benefit rate (“CBR”) of 59% in an advanced stage patient population, 60% of whom have a history of central nervous system (“CNS”) metastases. The CNS CBR for patients with response assessable CNS metastases was 64%. The Company also announced combined data for patients with response assessable brain metastases from two trials, the Phase 1b trial in combination with Kadcyla and a Phase 1b trial of ONT-380 in combination with Herceptin and/or Xeloda® (capecitabine). The analysis includes patients with previously untreated CNS metastases as well as patients with progressive or new CNS metastases after prior treatment with radiation or surgery. Responses and clinical benefit in the CNS were seen for both groups and in all combinations tested.

A copy of the press release issued by the Company related to these announcements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. dated December 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOTHYREON INC.

By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President & Chief Executive Officer

Date: December 8, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Oncothyreon Inc. dated December 8, 2015.

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